Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 15, 2019, with respect to the consolidated financial statements of Arcturus Therapeutics Ltd. and its subsidiaries included in Amendment No. 1 to the Registration Statement (Form S-4) and related proxy statement/prospectus of Arcturus Therapeutics Holdings Inc. dated April 11, 2019.

/s/ Ernst & Young LLP

San Diego, California

April 11, 2019